As filed with the Securities and Exchange Commission on August 29, 2023

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PLUG POWER INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3672377
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

968 Albany Shaker Road Latham, NY	12110
(Address of Principal Executive Offices)	(Zip Code)

Amendment No. 2 to the Plug Power Inc. 2021 Stock Option and Incentive Plan

(Full Title of the Plan)

Andrew Marsh

President and Chief Executive Officer

Plug Power Inc.

968 Albany Shaker Road

Latham, New York 12110

(Name and Address of Agent For Service)

(518) 782-7700

(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Robert P. Whalen, Jr.
Audrey S. Leigh
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES

This Registration Statement on Form S-8 is filed to register an additional 11,370,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Plug Power Inc. (the “Registrant”) authorized to be issued under the Plug Power Inc. 2021 Stock Option and Incentive Plan, as amended (the “2021 Plan”). The stockholders of the Registrant approved an amendment to the 2021 Plan on June 27, 2023 at the Registrant’s 2023 Annual Meeting of Stockholders to, among other things, increase the number of shares of Common Stock available for issuance under the 2021 Plan. These additional shares of Common Stock are securities of the same class as other securities for which the Registration Statements on Forms S-8 (File No. 333-267508 and File No. 333-258797) (the “Prior Registration Statements”) were filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2022 and August 13, 2021, respectively. After giving effect to this Registration Statement, an aggregate of 51,400,000 shares of the Registrant’s Common Stock have been registered for issuance under the 2021 Plan.

In accordance with General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	the Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 1, 2023, as amended on May 1, 2023;

(b)	the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, and June 30, 2023, filed with the Commission on May 9, 2023 and August 9, 2023, respectively;

(c)	the Current Reports on Form 8-K filed with the Commission on April 4, 2023, May 15, 2023, June 29, 2023, July 10, 2023 and August 2, 2023; and

(d)	the description of the Registrant’s Common Stock (filed as Exhibit 4.6 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on May 14, 2021, including any amendments or reports filed for the purpose of updating such description).

In addition, all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See the Exhibit Index included herein for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Number	Description

4.1	2021 Stock Option and Incentive Plan (filed as Appendix B to Plug Power Inc.’s Schedule 14A Proxy Statement filed on July 9, 2021 and incorporated by reference)

4.2	Amendment No. 1 to the 2021 Stock Option and Incentive Plan (filed as Appendix A to Plug Power Inc.’s Schedule 14A Proxy Statement filed on May 2, 2022 and incorporated by reference)

4.3	Amendment No. 2 to the 2021 Stock Option and Incentive Plan (filed as Appendix A to Plug Power Inc.’s Schedule 14A Proxy Statement filed on May 16, 2023 and incorporated by reference)

5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being registered

23.1*	Consent of Deloitte LLP
23.2*	Consent of KPMG LLP
23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement)

107*	Filing Fee Table

 *Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Latham, New York, on this 29th day of August, 2023.

PLUG POWER, INC.

By:	/s/ Andrew Marsh
Andrew Marsh
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Plug Power Inc., hereby severally constitute and appoint Andrew Marsh and Gerard L. Conway Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Plug Power Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew J. Marsh	President, Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2023
Andrew J. Marsh

/s/ Paul Middleton	Chief Financial Officer (Principal Financial Officer)	August 29, 2023
Paul Middleton

/s/ Martin D. Hull	Controller and Chief Accounting Officer (Principal Accounting Officer)	August 29, 2023
Martin D. Hull

/s/ Mark J. Bonney	Director	August 29, 2023
Mark J. Bonney

/s/ Maureen O. Helmer	Director	August 29, 2023
Maureen O. Helmer

/s/ Patrick Joggerst	Director	August 29, 2023
Patrick Joggerst

/s/ Gregory L. Kenausis	Director	August 29, 2023
Gregory L. Kenausis

/s/ Kavita Mahtani	Director	August 29, 2023
Kavita Mahtani

/s/ George C. McNamee	Director	August 29, 2023
George C. McNamee

/s/ Kyungyeol Song	Director	August 29, 2023
Kyungyeol Song

/s/ Gary K. Willis	Director	August 29, 2023
Gary K. Willis